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                                                                  Execution Copy

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated as of October 14, 2003, is made and given by ABFS Warehouse Trust 2003-1, a Delaware statutory trust ("Grantor"), in favor of Clearwing Capital, LLC, a Delaware limited liability company ("Secured Party").

                                    RECITALS

         WHEREAS, as consideration for arranging and providing certain commitment and credit support to or for the benefit of Grantor in connection with a proposed financing transaction, Secured Party is entitled to payments of amounts under that certain ABFS Warehouse Trust 2003-1 Trust Certificate No. P-1 (the "Preferred Certificate"), that certain 2003-1 Trust Agreement (defined below) and that certain Fee Letter (defined below); and

         WHEREAS, as condition precedent for Secured Party to provide such commitment and credit support, Secured Party has required that Grantor enter into this Pledge Agreement to secure the Obligations (as defined below).

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Pledge Agreement, the parties hereto, intending to be legally bound, agree as follows:

         Section 1. Construction/Defined Terms. Unless the context hereof clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." Any reference in this Pledge Agreement to any agreement, instrument or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth therein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. As used in this Pledge Agreement, the following terms shall have the following respective meanings:

         "2003-1 Trust Agreement" means that certain Trust Agreement, dated as of September 26, 2003, between ABFS Consolidated Holdings, Inc., a Delaware corporation and the Approved Mortgage Originators, as depositors, Wilmington Trust Company, as owner trustee and ABFS, as indemnitor, whereby Grantor was created, as amended and restated by the Amended and Restated Trust Agreement dated as of October 14, 2003.

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         "2003-2 Trust Agreement" means that certain Trust Agreement, dated as of October 14, 2003, between Grantor, as depositor, and Wilmington Trust Company, as owner trustee, whereby Trust 2003-2 was created.

         "ABC" means American Business Credit, Inc., a Pennsylvania corporation.

         "ABFS" means American Business Financial Services, Inc., a Delaware corporation.

         "Approved Mortgage Originators" means third-party mortgage loan origination companies that are approved by Lender in writing from time to time. The initial Approved Mortgage Originators are ABC, Upland and ABMS.

         "ABMS" means American Business Mortgage Services, Inc. fka New Jersey Mortgage and Investment Corp., a New Jersey corporation.

         "Affiliate" means, with respect to any Person, any other Person which
(i) directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (ii) is the depositor of such Person (if such Person is a trust). For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Bailee" means JPMorgan Chase Bank.

         "Bailee Agreement" means that certain Bailee Agreement, dated as of the date hereof, among Grantor, Secured Party, and Bailee.

         "Bankruptcy Code" means 11 U.S.C. Section 101 et seq., as amended from time to time.

         "Collateral" shall have the meaning set forth in Section 2.

         "Collateral Business Records" shall mean and include all of Grantor's books and records pertaining to any or all of the Collateral, including without limitation, all books of accounts, ledgers, computer software, computer printouts and other computerized records and cabinets in which there are reflected or maintained the Collateral in which Secured Party has a security interest.

         "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Secured Party, executed and delivered by Grantor, Secured Party, and the applicable bank or depositary institution.

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         "Distributions" means all interest on, all rights to receive dividends, liquidating dividends, distributions, cash, instruments, shares of stock, stock splits, reclassifications, warrants, options and any other property or proceeds from time to time paid to, received, receivable or otherwise distributed in respect of, or in respect of renewals and extensions of, all substitutions for and all general intangibles arising in respect of, any Collateral, and all of Grantor's rights, powers and remedies under the 2003-2 Trust Agreement or trust agreements in connection with the Grantor Certificate and the IOS and any rights to properties, assets, distributions, liquidating distributions and allocations or profits and losses in respect of the Grantor Certificate and the IOS.

         "Event of Default" shall mean each of the following events:

         (i) the failure of Grantor, ABC or any of their Affiliates to make any payment when due under the Fee Letter, the Preferred Certificate, the 2003-1 Trust Agreement or any other Obligation;

         (ii) the commencement of an Insolvency Proceeding with respect to the Grantor;

         (iii) a proceeding or case shall be commenced, without the application or consent of the Grantor in any court of competent jurisdiction, seeking the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Grantor of all or any substantial part of its property, or similar relief in respect of the Grantor under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days;

         (iv) the stay of or injunction, or the commencement of any action seeking either such a stay or injunction, prohibiting the enforcement of remedies available to the Secured Party hereunder;

         (v) a default by Grantor under the Control Agreement governing the IOS Account or the Bailee Agreement; or

         (vi) the failure of Grantor to comply with Section 4 of this Pledge Agreement.

         "Fee Letter" means, collectively, (i) to the extent not superseded by the fee letter described in clause (ii) below, that certain fee letter dated as of September 22, 2003 by Secured Party and accepted and agreed to by ABFS, ABC, ABMS and Upland and (ii) that certain fee letter, dated as of even date herewith, by and among Secured Party, Trust 2003-2, Grantor, ABFS, ABFS Consolidated Holdings, Inc., ABC, ABMS and Upland.

         "Grantor Certificate" means that certain ABFS Warehouse Trust 2003-2 Trust Certificate No. T-1 issued by ABFS Warehouse Trust 2003-2 in favor of Grantor.

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         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "IOS" means the "interest only strips" listed on Schedule 1 hereto and all rights and interests related thereto.

         "IOS Account" means Grantor's account maintained at JPMorgan Chase Bank bearing account number 10206475.1.

         "Lender" means Chrysalis Warehouse Funding, LLC.

         "Loan Agreement" means that certain Master Loan and Security Agreement dated as of the date hereof, by and between Lender and Trust 2003-2.

         "Mortgage Loan Assets" means, collectively, (capitalized terms used in this definition but not otherwise defined in this Pledge Agreement shall have the meanings assigned thereto in the Loan Agreement), together with any other property and any other rights related thereto, all (a) Mortgage Loans, (b) the related Mortgage Loan Documents together with all promissory notes, and Servicing Records and any other collateral pledged or otherwise relating to such Mortgage Loans, all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage media, accounting records and books and records relating thereto, (c) the related Mortgaged Properties or any interest in real property collateralizing any Mortgage Loan, (d) the related Mortgage Files, (e) the related Servicing Files, (f) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder, (g) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property, (h) all Interest Rate Protection Agreements, (i) all rights under the Servicing Agreement, the Custodial Agreement or any other document related to Mortgage Loans or the related Mortgaged Properties, (j) all purchase or take-out commitments relating to or constituting any or all of the related Mortgage Loans or the Mortgaged Properties and (k) all products and proceeds relating to any of the items listed in the foregoing clauses (a) through (j).

         "Obligations" shall mean the obligations and liabilities of any kind of Grantor, ABC or any of its Affiliates to the Secured Party which may arise under, or out of or in connection with (i) the Fee Letter (including any fees thereunder not yet earned, not yet due or payable and earned but not yet paid or payable), (ii) the Basic Documents (as defined in the 2003-1 Trust Agreement),
(iii) the Preferred Certificate, (iv) the 2003-1 Trust Agreement and (v) this Pledge Agreement, in each case together with any other document made, delivered or given in connection therewith or herewith, whether on

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account of covenants, reimbursement obligations, fees, indemnities, costs, expenses or otherwise and irrespective of whether for the payment of money or otherwise, whether direct or indirect, absolute or contingent, due or to become due (including, without limitation, all fees earned under the Fee Letter that have not yet been paid or are not yet payable), now existing or hereafter arising; provided, however, "Obligations" shall not include any of the obligations owing by Trust 2003-2 to Lender that Lender may assign to Secured Party or to which Secured Party may succeed as a successor in interest to Lender; provided further, however, that notwithstanding the foregoing, in all events, the "Obligations" shall include the amount of any Capital Contributions (as defined in the 2003-1 Trust Agreement), the amount of any Lender Expenses (as defined in the Loan Agreement), the amount of any Indemnified Liabilities (as defined in the Loan Agreement) and amounts under the Fee Letter.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivisions thereof.

         "Pledged Collateral" means the Grantor Certificate, all of the IOS and any other Collateral pledged hereunder from time to time.

         "Preferred Certificate" has the meaning assigned to it in the first Recital hereto.

         "Proceeds" shall have the meaning provided to it under the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmenta1 body, authority, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all distributions or other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Requirement of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Transaction Documents" means the documents and agreements set forth on
Schedule 2 hereto.

         "Trust 2003-2" means that certain Delaware statutory trust named ABFS Warehouse Trust 2003-2 created by the 2003-2 Trust Agreement.

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         "UCC" shall mean -- except where the context refers to the Uniform
Commercial Code of another State of the United States of America -- the Uniform Commercial Code as amended from time to time in force in the State of New York, or any successor codes thereto.

         "Upland" means HomeAmerican Credit, Inc. dba Upland Mortgage, a Pennsylvania corporation.

         Section 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations, and in order to induce Secured Party to provide commitment and credit support for the proposed financing transaction, Grantor hereby pledges, hypothecates, assigns, charges and mortgages to Secured Party, and hereby grants to Secured Party a continuing security interest in, all of the following property now owned, or at any time hereafter acquired, by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (all of which is hereinafter collectively referred to as the "Collateral"):

                  2.1 the Grantor Certificate;

                  2.2 all of the IOS;

                  2.3 all of the Transaction Documents;

                  2.4 all Collateral Business Records;

                  2.5 all Distributions and other payments and rights with respect to any Collateral;

                  2.6 all voting rights of Grantor under the 2003-2 Trust Agreement, and all other rights related thereto, including, without limitation, to exercise and enforce every right, power, remedy, authority, option, and privilege under any contractual obligations relating to the foregoing, including the power to terminate, cancel or modify any contractual obligation with respect to the foregoing, all rights to execute any instruments under any of such contractual obligations, all rights to make determinations, to make any elections (including election of remedies) or options, including to give, withhold or receive any notice, consent, approval, amendment or waiver or to demand, receive, enforce, collect or give receipt for any proceeds, to endorse or enforce any instruments or orders, to file any claims or otherwise to take any action in connection with any contractual obligation or in any way related to the foregoing;

                  2.7 all "accounts", "chattel paper", "commercial tort claims", "letter-of-credit rights", "goods", "money", "general intangibles", "inventory", "equipment", "chattel paper", "documents", "instruments", "deposit accounts", "securities accounts",

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and "investment property", as each of those terms is defined in the UCC and all cash and all products and proceeds relating to or constituting any or all of the foregoing; and

                  2.8 to the extent not otherwise included, all Proceeds and products, replacements and substitutions, of any or all of the foregoing.

         Notwithstanding anything to the contrary contained in this Section 2, the term "Collateral" shall not include the Mortgage Loan Assets.

         Section 3. Delivery of Pledged Collateral. The Grantor shall deliver possession of all Pledged Collateral, and all other certificates or instruments representing or evidencing any Collateral from time to time, to the Secured Party, to be held by the Bailee on behalf of the Secured Party pursuant to the Bailee Agreement, in each case, in suitable form for transfer by delivery, accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         Section 4. Distributions. The Grantor shall cause all cash Distributions in respect of any Collateral to be paid to, and held to the credit of, the IOS Account, and Grantor shall, promptly after the date hereof, provide irrevocable instructions in form and substance satisfactory to Secured Party to each obligor on each IOS to make payments of any Distributions in connection with such IOS directly to the IOS Account. All non-cash Distributions shall be delivered to the Bailee as agent for and for the benefit of the Secured Party and held as Collateral hereunder. All distributions from the IOS Account shall be made in accordance with the provisions of the 2003-1 Trust Agreement.

         Section 5. Rights of Secured Party; Limitations on Secured Party's Obligations. Secured Party shall not have any obligation or liability under any contract or undertaking of Grantor by reason of or arising out of this Pledge Agreement or the assignment to Secured Party or the receipt by Secured Party of any payment relating to any ownership interest in the Collateral, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract, to make any payment, to make any inquiry as to the source, nature, propriety or sufficiency of any payment received by Secured Party or as to the sufficiency of any performance by any party under any agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.

         Section 6. Representations and Warranties. Grantor hereby represents and warrants to Secured Party that from and after the date of this Pledge Agreement until the Obligations are fully satisfied:

                  6.1 Title; No Other Security Interests. Except for the security interest granted hereunder to Secured Party:

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                  (a) Grantor owns the interest in the Collateral in which it hereby grants a security interest and which it hereby pledges to Secured Party free and clear of any and all liens except as set forth on Schedule 3 hereto, has the unrestricted right to grant the security interest and pledge its assets as provided for herein and has granted to, or for the benefit of, Secured Party a valid and perfected security interest in the Collateral, as, except as set forth on Schedule 3 hereto, a first priority security interest, free of all liens, encumbrances and transfer restrictions; Grantor is, and at the time of pledge and delivery of the Pledged Collateral will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any lien thereon or affecting title thereto except as set forth on Schedule 3 hereto; all consents required for the fully effective pledge of the Pledged Collateral as herein provided have been obtained;

                  (b) The Grantor Certificate has been duly authorized, validly issued and is fully paid and non-assessable. The IOS have been duly authorized, authenticated or issued and delivered by, and are the legal and binding and obligations of the makers thereof, and no such maker is in default thereunder;

                  (c) Grantor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to Secured Party as provided herein;

                  (d) As of the date hereof, there are no existing options, warrants, calls, purchase rights or commitments of any character whatsoever relating to the Pledged Collateral;

                  (e) None of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

                  (f) Except as set forth on Schedule 3 hereto there is no effective financing statement covering the Collateral or its proceeds on file in any public office, or, if Grantor learns otherwise, Grantor will promptly cause it to be terminated of record or provide substitute collateral acceptable to Secured Party;

                  (g) Except as set forth on Schedule 3 hereto, neither the trustee of any of the trusts nor any securities intermediary holding or owning any part of the Collateral of record has been notified by or on behalf of Grantor of any pledge of or security interest in such Collateral other than the pledge of and security interest in such Collateral granted to Secured Party;

                  (h) Grantor will warrant and forever defend the title to the Collateral and its proceeds and the security interest of the Secured Party therein against the claims and demands of all Persons whomsoever (other than those set forth on Schedule 3 hereto) claiming or to claim the same or any part thereof and will maintain

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and preserve such security and the priority and perfection of the Secured
Party's security interest therein so long as this Pledge Agreement shall remain in effect; and

                  (i) A true and complete copy of the 2003-1 Trust Agreement, including all amendments, supplements and other modifications thereto, has previously been delivered to Secured Party. Such trust agreement is a legal, valid and binding agreement, enforceable by and against the Grantor (and, to Grantor's knowledge, each other party thereto) in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability. No additional contributions are required to be made by Grantor in respect of the Grantor Certificate and there exist no liabilities or obligations, monetary or otherwise, of Grantor to the issuer of the Grantor Certificate.

                  6.2 Trade Names. Grantor's jurisdiction of organization is set forth on Schedule 4 attached hereto. Any and all trade names under which Grantor transacts any part of its business, and all former names of Grantor, are those which are set forth on Schedule 4 attached hereto.

                  6.3 Accuracy of Information. All information, certificates or statements given to Secured Party pursuant to this Pledge Agreement are and shall be true and complete in all respects.

                  6.4 Power and Authority; Enforceability. Grantor has the requisite power and authority to execute and deliver this Pledge Agreement and to perform all of its obligations hereunder. The execution, delivery, observance and performance of this Pledge Agreement, and the transactions contemplated hereby, by Grantor have been duly authorized by all necessary action. The execution, delivery, observance and performance of this Pledge Agreement, and the transactions contemplated hereby, by Grantor will not result in the creation of any lien, pledge, charge or encumbrance upon any properties or assets of Grantor (except in favor of Secured Party). It is not necessary for Grantor to obtain or make any (i) governmental consent, approval or authorization, registration or filing (except for any appropriate UCC financing statements) which has not been obtained from or with any governmental authorities or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental persons, in each case, in connection with (x) the execution and delivery of this Pledge Agreement, (y) the pledge by Grantor of the Pledged Collateral under this Pledge Agreement or (z) for the exercise by Secured Party of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral which has not been given or obtained. This Pledge Agreement has been duly executed and delivered by Grantor and constitutes the valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles.

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                  6.5 Sold IOS. The facilities relating to the IOS represented by the following certificates have been terminated and all assets in the trust related thereto have been liquidated: (a) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2001-1, (b) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2001-1; and (c) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2000-2.

         Section 7. Covenants. Grantor covenants and agrees with Secured Party that from and after the date of this Pledge Agreement and until the Obligations are fully satisfied:

                  7.1 Deliver Certificates. If, at any time, Grantor obtains possession of any certificate or instrument constituting any of the Collateral (or its proceeds), Grantor shall deliver such certificate or instrument to Bailee for the benefit of Secured Party forthwith duly endorsed in blank without restriction and with all signatures guaranteed with (in the case of any such certificate or instrument that is or represents a security) a signature guaranty acceptable at a national banking association and with all necessary transfer tax stamps affixed.

                  7.2 Uncertificated Securities. If any of the Collateral is now or hereafter becomes uncertificated securities, Grantor shall either (i) procure the issuance of security certificates to represent such Collateral and endorse and deliver such certificates as required by Section 7.1, or (ii) cause the issuer of such securities to register a securities intermediary designated by Secured Party as their registered owner or (iii) cause the issuer of such securities to enter into an agreement, in form and substance satisfactory to Secured Party, among Secured Party, the securities' registered owner and the issuer to the effect that the issuer will comply with instructions originated by Secured Party without further consent by the registered owner.

                  7.3 Other Collateral. As to all Collateral that is capable of being perfected by the filing of a financing statement under the relevant jurisdiction pursuant to the UCC, Grantor authorizes Secured Party to file such financing statements or other instruments as are deemed necessary by Secured Party to enable it to perfect its security interest in such Collateral under applicable law.

                  7.4 Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor will promptly and duly authorize and authenticate when requested any and all such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC, which may be filed by Secured Party with or (to the extent permitted by law) without the signature of Grantor.

                  7.5 Defend and Cure Defects. If the validity or priority of this Pledge Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or their priority or perfection shall be attacked, threatened or questioned in writing, or if any legal proceedings are instituted with respect thereto, Grantor will give prompt written notice thereof to Secured Party and, at Grantor's own cost and expense, will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not named as a party) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be reasonably necessary or proper for the defense of any such legal proceedings or the protection of the validity or the priority of this Pledge Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Grantor as part of the Obligations.

                  7.6 Maintenance of Records. Grantor will mark its Collateral Business Records pertaining to the Collateral to evidence this Pledge Agreement and the security interests granted hereby.

                  7.7 Payment of Obligations. Grantor will pay promptly when due all taxes, assessments and governmental charges or levies, if any, imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral.

                  7.8 Limitation on Liens on Collateral. Grantor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any lien on or with respect to the Collateral other than the security interests created hereby and as set forth on Schedule 3 hereto, and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all Persons other than those Persons holding liens as set forth on Schedule 3 hereto. Grantor will not sell, assign, transfer, pledge or otherwise dispose of any type or item of Collateral except as expressly permitted by this Pledge Agreement.

                  7.9 Limitations on Modifications of Collateral; No Waivers, Extensions. Grantor will not (i) amend, modify, terminate or waive any provision of any agreement giving rise to or evidencing its rights and interests in the Collateral in any manner which might materially adversely affect the value of such interests or the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have in respect of such interests and each agreement giving rise thereto in any manner which could materially adversely affect the value of the Collateral.

                  7.10 Right of Inspection. Secured Party shall at all times have full and free access during normal business hours, and without disruption of Grantor's day-to-day operations, to all the books, correspondence and records of Grantor, including without limitation, the Collateral Business Records, and Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof; provided, however, that prior to the occurrence of an Event of Default, Secured Party shall not, without the prior written consent of Grantor, remove any of Grantor's books, correspondence and records from the premises where they are kept. Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereof. All such inspections shall be undertaken at Grantor's sole expense. Secured Party will take reasonable steps to maintain the confidentiality of information obtained by it, except as required by law.

                  7.11 Change of Name; Jurisdiction of Organization. Grantor agrees that it will not change (a) its name; (b) its jurisdiction of organization; (c) its corporate structure; (d) the location of any office in which it maintains books or records relating to Collateral; or (e) its federal taxpayer identification number without giving Secured Party at least 30 days prior written notice of any such proposed change.

                  7.12 Control Agreement. Grantor agrees that it will enter into a Control Agreement substantially in the form of Exhibit A hereto with respect to the IOS Account or any substitute or successor account thereto. Grantor agrees that it will take any or all reasonable steps that Secured Party requests in order for Grantor to obtain control in accordance with Section 9-104 of the UCC with respect to the IOS Account or any substitute or successor account thereto. Secured Party hereby covenants and agrees that so long as no Event of Default exists, it shall not provide notice to the bank or depositary institution under the Control Agreement governing the IOS Account or any successor or substitute account thereto to cease complying with orders or instructions originated by Grantor with respect to amounts therein.

                  7.13 Bailee Agreement. Grantor agrees that it will enter into the Bailee Agreement in form and substance satisfactory to Secured Party.

                  7.14 Subordination. Grantor agrees that any indebtedness of any obligor (other than Grantor) under the Fee Letter now or hereafter owed to Grantor is hereby subordinated to the Obligations.

         Section 8. Verification and Notification; Deposit With Secured Party. Secured Party may verify Collateral in any reasonable manner and Grantor shall assist Secured Party in so doing. All payments and distributions on the Collateral will be made in accordance with the provisions of the 2003-1 Trust Agreement. Any payment received by Grantor and not applied in accordance with the 2003-1 Trust Agreement shall be held by Grantor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Grantor and shall be turned over to the Secured Party not later than the next business day following the day of receipt.

         Section 9. Attorney-in-Fact.

                  (a) Without limiting anything contained in this Pledge Agreement, Grantor irrevocably makes, constitutes, and appoints Secured Party (and any of Secured Party's officers, employees, or agents designated by Secured Party) as its true and lawful attorney, with power to, at any time that an Event of Default has occurred and is continuing, endorse Grantor's name on any Pledged Collateral in the possession of Secured Party, Bailee or its designated agents. The appointment of Secured Party as Grantor's attorney, and each and every one of its rights and power, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed (in accordance with the provisions for termination thereof).

                  (b) The powers conferred on Secured Party in this Pledge Agreement are solely to protect its interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Secured Party nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, even if such act or failure to act is negligent, except for the gross negligence or willful misconduct of Secured Party or any of its authorized agents acting within the scope of their authority.

         Section 10. Performance by Secured Party of a Grantor's Obligations. If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Pledge Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance, shall be payable by Grantor to Secured Party on demand and shall constitute Obligations secured hereby.

         Section 11. Remedies Upon the Occurrence of an Event of Default.

                  11.1 Acceleration. Upon the occurrence and during the continuance of an Event of Default other than those events referred to in items
(ii) and (iii) of the definition of "Event of Default" herein, the Secured Party may immediately declare all Obligations then outstanding to be immediately due and payable, including without limitation, all interest, fees and other amounts payable by the Grantor and all reasonable fees and out-of-pocket expenses accruing under this Pledge Agreement; provided that upon the occurrence of an Event of Default referred to in items (ii) or (iii) of the definition of "Event of Default" herein, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, all Obligations then outstanding shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Grantor and Secured Party may thereupon exercise any remedies available to it at law and pursuant to this Pledge Agreement.

                  11.2 General. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC and other applicable law, and with respect to the IOS Account, the Secured Party shall have the right to provide notice to the bank or depositary institution to cease complying with orders or instructions originated by Grantor or ABC, as administrator, with respect to all amounts therein pursuant to the Control Agreement in connection therewith, and to require the bank or depositary institution thereunder to deliver the amounts in the IOS Account and any other accounts subject to the Control Agreement to Secured Party to be applied in accordance with Section 12 of this Pledge Agreement. Without limiting the generality of the foregoing, subject to Section 12 hereof, Grantor expressly agrees that upon the occurrence and during the continuance of an Event of Default, Secured Party may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released to the extent permitted by law. Grantor further agrees, at Secured Party's request, to assemble the Collateral, make it available to Secured Party at places which Secured Party shall reasonably select, whether at Grantor's premises or elsewhere, at Grantor's sole cost and expense. All Proceeds which Secured Party realizes in connection with the Collateral shall be applied in accordance with
Section 12 of this Pledge Agreement. To the extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Secured Party need not give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

                  11.3 Costs. Grantor agrees to pay all costs of Secured Party, including, without limitation, reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such fees are incurred in negotiations, formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise) and legal expenses, actually incurred with respect to the collection of any of the Obligations and the enforcement by Secured Party of any of its rights hereunder.

         Section 12. Application of Proceeds. All monies collected by Secured Party upon any sale or other disposition of the Collateral, together with all other monies received by Secured Party hereunder or under the Control Agreement or otherwise, shall first be applied to the payment of all costs and expenses incurred by Secured Party in connection with such sale, the delivery of the Collateral or the collection of any such monies (including, without limitation, reasonable attorneys' fees and expenses), and the balance of such monies shall be applied to satisfy the Obligations to the extent and in the manner set forth in Section 5.2 of the 2003-1 Trust Agreement. Any surplus remaining after payment in full of the Obligations shall be returned to Grantor or to any other Person lawfully entitled thereto (including, if applicable, any subordinated creditor of Grantor). If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations in full to Secured Party, the Grantor shall be liable for any deficiency.

         Section 13. Limitation on Secured Party's Duty in Respect of Collateral. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise (unless such conduct constitutes gross negligence or willful misconduct).

         Section 14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         Section 15. Lien Absolute. To the extent that the obligations secured under this Pledge Agreement constitute obligations other than those of Grantor, Grantor agrees that this is a guaranty of payment and performance and not of collection. Grantor agrees that all rights of Secured Party hereunder, and all obligations of Grantor hereunder, shall be primary, absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of, or any future amendment of, or change in, the Preferred Certificate, the 2003-1 Trust Agreement, the Fee Letter or any other agreement or instrument governing or evidencing any of the Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Preferred Certificate, the 2003-1 Trust Agreement, the Fee Letter, this Pledge Agreement or any other agreement or instrument governing or evidencing any Obligations;

                  (c) any exchange, release or non-perfection of any Collateral, or any action, or the absence of any action, by Secured Party in respect thereof (including, without limitation, the release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations);

                  (d) the insolvency of Grantor;

                  (e) the absence of any action to enforce this Pledge Agreement or the waiver or consent by Secured Party with respect to any of the provisions hereof;

                  (f) any extension or waiver for the performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Preferred Certificate, the 2003-1 Trust Agreement, the Fee Letter or any other agreement or instrument governing or evidencing any of the Obligations, or any waiver of such performance or compliance or consent to a failure of, or departure from, such performance of compliance, for any obligor under any of the foregoing;

                  (g) release anyone who may be liable in any manner for the payment of any amounts owed by Grantor to Secured Party;

                  (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense available to, or a discharge of a surety or guarantor.

         Section 16. Waivers; Consents; Release.

                  (a) Grantor consents to, waives and agrees, as applicable, that Secured Party may at any time, or from time to time, in its discretion:

                  (i) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations; and

                  (ii) exchange, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Secured Party in connection with all or any of the Obligations in accordance with the terms of this Pledge Agreement; all in such manner and upon such terms as Secured Party may deem proper, and without notice to or further assent from Grantor, it being hereby agreed that Grantor shall be and remain bound upon this Pledge Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Obligations may, at any time, exceed the aggregate amount thereof set forth in the of the Preferred Certificate, the 2003-1 Trust Agreement, the Fee Letter or any other agreement or instrument governing or evidencing any of the Obligations.

                  (b) Grantor hereby waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Grantor of its Obligations under, or the enforcement by Secured Party of, this Pledge Agreement. Grantor hereby waives notice of acceptance of this Pledge Agreement, and also diligence, presentment, demand, protest (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the financial condition of any obligor under the Obligations other than Grantor or any other fact which might increase the risk to Grantor) and notice of dishonor, of any and all of the Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Grantor. No act or omission of any kind on Secured Party's part shall in any event affect or impair this Pledge Agreement. Grantor represents, warrants and agrees that, as of the date of this Pledge Agreement, its Obligations under this Pledge Agreement are not subject to any offsets or defenses against Secured Party of any kind. Grantor further agrees that its Obligations under this Pledge Agreement shall not be subject to any counterclaims, offsets or defenses against Secured Party of any kind which may arise in the future. It is agreed among Grantor and Secured Party that the waivers set forth in this Pledge Agreement, including, without limitation, the foregoing waivers, are of the essence of the transaction contemplated by the Pledge Agreement and that, but for such waivers, Secured Party would decline to provide commitment and credit support.

                  (c) In no event shall Secured Party have any obligation (although it is entitled, at its option) to proceed against any obligor under the Obligations other than Grantor or any collateral pledged to secure Obligations before seeking satisfaction from Grantor, and Secured Party may proceed, prior or subsequent to, or simultaneously with, the enforcement of Secured Party's rights hereunder, to exercise any right or remedy which it may have against any collateral, as a result of any lien it may have as security for all or any portion of the Obligations.

                  (d) Upon Grantor's furnishing to Secured Party cash collateral or other liquid collateral satisfactory to the Secured Party in an amount equal to (i) the amount of all outstanding Obligations (including, without limitation, all fees under the Fee Letter that have been earned but not yet paid or are not yet payable) plus (ii) 10% of the sum of (A) the Maximum Credit (as defined in the Loan Agreement) plus (B) to the extent the option to increase the Maximum Credit (as defined in the Loan Agreement) has not expired, $150,000,000 plus
(iii) to the extent the option to increase the Maximum Credit (as defined in the Loan Agreement) has not expired or such option has been exercised, all unpaid fees in connection with the option to increase the Maximum Credit, including, without limitation, all Increase Commitment Exercise Fees, Increase Credit Support Fees and Increase Loan Commitment Fees, each as set forth in the Fee Letter dated of even date herewith (and including any fees not yet earned and any fee not yet due or payable) plus (iv) an expense reserve in an amount of $7,500,000, which cash collateral or other liquid collateral shall be held in an account designated by Secured Party in its sole and absolute discretion, Secured Party agrees to release all of its right, title and interest in the IOS, and, at the sole expense of Grantor, to execute and deliver such instruments and documents as Grantor may reasonably request for the purpose of releasing Secured Party's interests in such IOS.

                  (e) Upon termination of this Pledge Agreement and payment to the Secured Party of all Obligations in full in cash, including without limitation all amounts required to be paid pursuant to Section 11.3 hereof, and the performance of all Obligations under the Bailee Letter and any applicable Control Agreement, the Secured Party shall release its security interest in any remaining Collateral and execute and deliver, at Grantor's expense, such additional documents as may be reasonably requested by the Grantor to effectuate such release; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Grantor or any substantial part of its property, or otherwise, this Pledge Agreement, all rights hereunder and the liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

         Section 17. Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Pledge Agreement, Grantor hereby:

                  (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the payment in full of the Obligations, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Grantor may have or hereafter acquire against Secured Party in connection with or as a result of Grantor's execution, delivery and/or performance of this Pledge Agreement, or any other documents to which Grantor is a party or otherwise; and

                  (b) acknowledges and agrees that this waiver is intended to benefit Secured Party only (and no third party) and shall not limit or otherwise effect Grantor's liability hereunder or the enforceability of this Pledge Agreement.

         Section 18. Indemnification. Grantor agrees to hold Secured Party harmless from and indemnify Secured Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Secured Party relating to or arising out of (i) this Pledge Agreement, the Bailee Agreement, the Control Agreement governing the IOS Account, any other document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Pledge Agreement, the Bailee Agreement, the Control Agreement governing the IOS Account, any other document or any transaction contemplated hereby or thereby, other than due to Secured

Party's breach hereof or thereof, (ii) any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral and (iii) any delay in complying with any Requirement of Law applicable to any of the Collateral. In any suit, proceeding or action brought by Secured Party for any sum owing in respect of the Collateral, or to enforce any provisions of such Collateral, Grantor will save, indemnify and keep Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the trustee of any trusts, or any receiver, bankruptcy trustee or other representative thereof, or any successor, or any other Person obligated on the Collateral, arising out of a breach of Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Secured Party.

         Section 19. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, addressed as follows:

               If to Grantor:

               ABFS Warehouse Trust 2003-1
               c/o Wilmington Trust Company as Owner Trustee
               Rodney Square North
               1100 North Market Street
               Wilmington, DE  19890
               Telephone No.: (302) 651-1000
               Fax No.: (302) 636-4140
               Attention:  Corporate Trust Administration


               If to Secured Party:

               Clearwing Capital, LLC
               c/o  Chrysalis Management Group, LLC
               The Belgravia Building
               1811 Chestnut Street, 7th Floor
               Philadelphia, Pennsylvania  19103
               Telephone No: (215) 717-2907
               Fax No.: (215) 717-2272
               Attention: Paul Halpern

               Any notice shall be deemed given at the time of receipt thereof.

         Section 20. Severability. The holding of any provision of this Pledge Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Pledge Agreement, which shall remain in full force and effect. If any provision of this Pledge Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

         Section 21. Section Headings. The headings in this Pledge Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 22. No Waiver; Cumulative Remedies. Secured Party shall not by any act of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of the terms and conditions hereof. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by applicable law.

         Section 23. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by each of the Grantor and the Secured Party. This Pledge Agreement and all obligations of the parties hereunder shall bind and benefit the successors and assigns of the parties, provided that Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party. Nothing in this Pledge Agreement, express or implied, shall be construed to confer upon any other person (other than the parties hereto and their respective successors and assigns) any rights or remedies. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (and not the laws of conflict) of the State of New York.

         Section 24. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         Section 25. Entire Agreement. This Pledge Agreement sets forth the entire understanding of the parties with respect to the subject matter herein between Grantor and Secured Party and supercedes all existing agreements between them concerning such subject matter.

         Section 26. Limitation of Liability. It is expressly understood and agreed by the parties hereto that, with respect to the Grantor, (a) this Pledge Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as owner trustee of Grantor, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Grantor is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only Grantor, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant of Grantor either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Grantor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Grantor under this Pledge Agreement.


                             [Signature Page Follow]

         IN WITNESS WHEREOF, Grantor and Secured Party have caused this Pledge Agreement to be executed by their duly authorized offices on the date first set forth above.

                          ABFS Warehouse Trust 2003-1

                          By:     WILMINGTON TRUST
                                  COMPANY, not in its individual
                                  capacity but solely as trustee of ABFS
                                  Warehouse Trust 2003-1

                                  By:  /s/ Kathleen A. Pedelini
                                       -----------------------------------------
                                       Name:  Kathleen A. Pedelini
                                              ----------------------------------
                                       Title: Financial Services Officer
                                              ----------------------------------



                          Clearwing Capital, LLC,
                          a Delaware limited liability company

                          By:     Chrysalis Capital Partners, LLC,
                                  a Delaware limited liability company
                                  Its Manager


                                  By:  /s/ Gregory L. Segall
                                       -----------------------------------------
                                       Name:  Gregory L. Segall
                                              ----------------------------------
                                       Its Sole Member